SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):     January 14, 2005

HOLLY ENERGY PARTNERS, L.P.

(Exact name of Registrant as specified in its charter)

Delaware	001-32225	20-0833098
(State or other	(Commission File Number)	(I.R.S. Employer
jurisdiction of incorporation)		Identification Number)

100 Crescent Court, Suite 1600 Dallas, Texas (Address of principal executive offices)	75201-6927 (Zip code)

Registrant’s telephone number, including area code:     (214) 871-3555

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.
SIGNATURES

5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

P. Dean Ridenour was appointed Vice President and Chief Accounting Officer of Holly Logistic Services, L.L.C. (“HLS”) on January 14, 2005. HLS manages the operations and activities of Holly Energy Partners, L.P. (“HEP”) and is the general partner of HEP Logistics Holdings, L.P., the general partner of HEP. As a result of this appointment, Mr. Ridenour will serve as the principal accounting officer of HEP, a role previously filled by Scott C. Surplus, who continues to serve as Vice President and Controller of HLS.

Mr. Ridenour, age 63, was elected to the Board of Directors of HLS in August 2004. Mr. Ridenour has served as Vice President and Chief Accounting Officer of Holly Corporation since December 2004. Holly Corporation owns a 51% interest (including the general partner interest) in HEP. Beginning in October 2002, Mr. Ridenour began providing full-time consulting services to Holly Corporation, and in August 2004, Mr. Ridenour became a full-time employee and officer of Holly Corporation in the position of Vice President, Special Projects, serving in that position until December 2004. From April 2001 until October 2002, Mr. Ridenour was temporarily retired. From July 1999 through April 2001, Mr. Ridenour served as Chief Financial Officer and director of GeoUtilities, Inc., an internet-based superstore for energy, telecom and other utility services, which was purchased by AES Corporation in March 2000. Mr. Ridenour is a Certified Public Accountant and was employed for 34 years by Ernst & Young LLP, including 20 years as an audit partner. During 2003, Holly Corporation paid $18,233 to Mr. Ridenour and $199,960 to Investors Press of the Southwest, Inc., in which Mr. Ridenour owns a 76% interest, for services rendered by Mr. Ridenour as an independent consultant.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

HOLLY ENERGY PARTNERS, L.P.

By:	HEP Logistics Holdings, L.P.
its General Partner

By:	Holly Logistic Services, L.L.C.
its General Partner

By:	/s/ Stephen J. McDonnell

Stephen J. McDonnell Vice President & Chief Financial Officer

Date:     January 19, 2005